SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☑
Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
American Pacific Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Explanatory Note
American Pacific Corporation hereby amends its proxy statement dated January 24, 2011 in connection with its Annual Meeting of Stockholders to be held on March 8, 2011, by filing a revised proxy card to correct a typographical error in the website address provided for internet voting on the proxy card that was originally filed. The annual report including the proxy statement and notice of annual meeting mailed to the company’s stockholders on or about January 27, 2011 was accurate and included the revised proxy card.

YOUR VOTE IS IMPORTANT
Please take a moment now to vote your shares of American Pacific Corporation common stock for the 2011 Annual Meeting of Stockholders.
YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.
Vote by Telephone – Please call toll-free at 1-866-242-2771 on a touch-tone telephone and follow the simple recorded instructions. Your vote will be confirmed and cast as you directed. (Toll-free telephone is available for residents of the U.S. and Canada only. If outside the U.S. or Canada, call 1-215-521-1344.)

OR

2.	Vote by Internet – Please access https://www.proxyvotenow.com/apfc and follow the simple instructions on the screen. Please note you must type an “s” after http.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card.

OR

3.
Vote by Mail – If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the envelope provided to: American Pacific Corporation, c/o Innisfree M&A Incorporated, FDR Station, P. O. Box 5156, New York, NY 10150-5156.

▼ TO VOTE BY MAIL, PLEASE DETACH CARD HERE, AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

☒	Please mark your vote as in this example

AMERICAN PACIFIC CORPORATION The Board of Directors recommends that you vote FOR the following:	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐
1. Election of Directors
Class C Director - To elect as a Class C director, to hold office until the 2012 annual meeting of stockholders and until his successor has been duly elected and qualified, the nominee listed below:
1) Berlyn D. Miller
Class A Directors - To elect as Class A directors, to hold office until the 2013 annual meeting of stockholders and until their respective successors have been duly elected and qualified, the nominees listed below:

2) William F. Readdy 3) Dean M. Willard
Class B Directors - To elect as Class B directors, to hold office until the 2014 annual meeting of stockholders and until their respective successors have been duly elected and qualified, the nominees listed below:

4) Barbara Smith Campbell 6) Jane L. Williams
5) C. Keith Rooker 7) Charlotte E. Sibley
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends that you vote FOR the following:

2. To amend our Restated Certificate of Incorporation, as amended, to replace the 80% vote requirement for director elections with a simple majority vote requirement.		FOR ☐ ☐	AGAINST ☐ ☐	ABSTAIN ☐ ☐
3. An advisory vote on executive compensation.
The Board of Directors recommends that you vote FOR a 1 year frequency:	1 YEAR ☐	2 YEARS ☐	3 YEARS ☐	ABSTAIN ☐
4. An advisory vote on the frequency of holding an advisory vote on executive compensation.

The Board of Directors recommends that you vote FOR the following:		FOR ☐ ☐	AGAINST ☐ ☐	ABSTAIN ☐ ☐
5. To approve the Company’s amended and restated 2008 Stock Incentive Plan.
6. To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011.
Proposals No. 1, 2, 3, 4, 5 and 6 herein are by the registrant.
Date:                                                                              , 2011

Signature

Signature (if held jointly)

Title(s), if any
Please sign exactly as your name appears herein. Joint owners should each sign. If signing for estates, trusts or corporations, title or capacity should be stated. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR proposals No. 1, 2, 3, 5 and 6, and for a 1 Year frequency on proposal No. 4. If any other matters properly come before the meeting the persons named in this proxy will vote in their discretion.